Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-43876, Form S-8 No. 333-77245, and Form S-8 No. 333-28869) pertaining to the Eaton Personal Investment Plan of our report dated June 14, 2006, with respect to the financial statements of the Eaton Personal Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Meaden & Moore, Ltd

Cleveland, Ohio
June 23, 2006